Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS
OF
RUSH ENTERPRISES, INC.

(effective as of December 1, 2025)

ARTICLE I

OFFICES

1.1     The principal office of the corporation shall be located in New Braunfels, Texas.

1.2     The corporation may also have offices at such other places both within and without the State of Texas as the board of directors of the corporation (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1     Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2     The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the Board and stated in the notice of meeting.

2.3     Special meetings of the shareholders for any purpose or purposes may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board, or at the request in writing of shareholders owning one-tenth of all the shares entitled to vote at the meetings. Subject to Section 2.11, a request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.4     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.5     The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Restated Articles of Incorporation of the corporation (the “Articles of Incorporation”). If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.6     Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. With respect to any other question brought before a meeting at which a quorum is present, the vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy shall decide such question, unless the question is one upon which a different vote is required by law or by the Articles of Incorporation.

2.7     Each outstanding share shall have such voting power on each matter submitted to a vote at a meeting of shareholders as set forth in the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact.

2.8     Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS

2.9      Shareholders may nominate one or more persons for election as directors at any annual meeting of shareholders or propose other business to be brought before the annual meeting of shareholders, or both, only if (a) such business is a proper matter for shareholder action, (b) the shareholder gives timely notice in proper written form of such shareholder’s intention to make such nomination(s) or to propose such business, and (c) the shareholder is a shareholder of record of the corporation at the time of giving such notice and is entitled to vote at the annual meeting. The provisions of this Article II shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s proxy materials) at an annual meeting of shareholders.

2.10     Without qualification, for director nominations or any other business to be properly brought before an annual meeting of shareholders, a shareholder notice shall be delivered to and received by the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting has changed by more than 30 days from the date of the previous year’s annual meeting, notice by the shareholder to be timely must be so delivered and received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting, and (b) the 10th day following the date on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder notice as described above. For purposes of this Article II, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the corporation with the Securities and Exchange Commission, or in a notice pursuant to the applicable rules of an exchange on which the corporation’s securities are listed. To be in proper written form, the shareholder notice must comply with Section 2.12 below.

2.11      Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (a) by or at the direction of the Board or (b) by any shareholder of the corporation who (1) is a shareholder of record at the time of giving such notice (2) is entitled to vote at the meeting, and (3) provides timely notice as to such nomination in the proper written form. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any shareholder meeting the requirements of the previous sentence may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder notice with respect to any nomination (including the completed and signed questionnaire and representation and agreement required by Section 2.14 below) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to the date of such special meeting and not later than the close of business on the later of (a) the 70th day prior to the date of such special meeting, and (b) if the first public announcement of the date of such special meeting is less than 80 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of any nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder notice as described above.

2.12     To be in proper written form, a shareholder notice (whether given pursuant to Section 2.3 above, Sections 2.9 and 2.10 above with respect to annual meetings or Section 2.11 above with respect to special meetings) to the secretary must be in writing and:

(a)      set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination or proposal of other business is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) (1) the class and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the corporation or with a value derived in whole or in part from the value of any class of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect economic interest held or owned beneficially by such shareholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of this Section 2.12, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be updated and supplemented by such shareholder and beneficial owner (A) as of the record date, (B) 10 days before the meeting, and (C) immediately prior to the commencement of the meeting), and (iii) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)      if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c)      if the notice relates to the nomination of a director or directors, (i) set forth with respect to each nominee, (1) all information relating to such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director of the corporation if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (ii) with respect to each nominee, include a completed, dated and signed written questionnaire and written representation and agreement and any other information required by Section 2.14 below.

2.13     Notwithstanding anything in the first sentence of Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder notice required by Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

2.14     To be eligible to be a nominee for election as a director of the corporation, the nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.10, 2.11 and 2.13) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which form of questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such nominee (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been previously disclosed in writing to the corporation or (ii) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the corporation, with such nominee’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been previously disclosed in writing to the corporation, and (c) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation. The corporation may also require such nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

2.15     General.

(a)     Only such persons who are nominated as directors in accordance with the procedures set forth in Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15 shall be eligible to be elected at an annual or special meeting of shareholders to serve as directors and only such other business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Sections 2.9, 2.10, 2.11, 2.12, 2.13 and 2.15. Except as otherwise provided by law, the Articles of Incorporation or these Second Amended and Restated Bylaws (these “Bylaws”), the person presiding over the meeting shall have the power and duty to determine whether a director nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15 and, if any proposed director nomination or other business is not in compliance with Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15, to declare that such defective nomination or other proposal shall be disregarded.

(b)     If a shareholder or beneficial owner, if any, or any of their affiliates, associates or other persons acting in concert therewith intend to solicit proxies in support of any proposed nominee other than the corporation’s nominees, such person shall, in addition to the other requirements of these Bylaws (including, without limitation, Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15:

(i)    Deliver to the secretary, no later than the earlier of the time provided in these Bylaws or the time provided in Rule 14a-19 of the Exchange Act, the notice and other information required in Rule 14a-19 of the Exchange Act; and

(ii)    Deliver to the secretary, no later than five business days before the applicable meeting of shareholders, reasonable evidence, including a written certification, that it (including any others acting in concert with it) has met the requirements of Rule 14a-19 of the Exchange Act with respect to such nominees.

Unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (ii) subsequently fails to comply with any requirement of Rule 14a-19 of the Exchange Act or any other rules or regulations of the Exchange Act or fails timely to provide the evidence described in the preceding clause (c)(ii), then the corporation shall disregard any proxies or votes solicited for such nominees, and such nominations shall be disregarded.

(c)         Notwithstanding the foregoing provisions of Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to nominations of one or more persons for election as directors or proposals of other business to be brought before an annual or special meeting of shareholders. Nothing in Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

DERIVATIVE PROCEEDINGS

2.16         No shareholder may institute or maintain a derivative proceeding unless that shareholder, at the time the derivative proceeding is instituted, is a Shareholder (as defined in Section 21.551(2) of the Texas Business Organizations Code) that beneficially owns at least 3% of the outstanding shares of the corporation (measured on an aggregate basis across all classes and series of the corporation’s outstanding shares).

ARTICLE III

DIRECTORS

3.1     The number of directors which shall constitute the whole Board shall be not less than one. Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.2, and each director elected shall hold office until his or her successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the corporation.

3.2     Any vacancy occurring in the Board may be filled by a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

3.3     The number of directors may be increased or decreased from time to time as provided in these Bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or special meeting of shareholders.

3.4     Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

3.5     The Board may award the honorary title of Chairman Emeritus to a former chairman of the Board in recognition of his or her past distinguished service and contributions to the corporation. The Chairman Emeritus shall serve at the pleasure of the Board and shall not have any rights, powers or privileges in his or her capacity as Chairman Emeritus. The Chairman Emeritus shall perform such duties as may be assigned by the Board from time to time. The Chairman Emeritus shall not be entitled to receive any compensation for his or her services to the Board as Chairman Emeritus.

MEETINGS OF THE BOARD

3.6     Meetings of the Board, regular or special, may be held either within or without the State of Texas.

3.7     The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

3.8     Regular meetings of the Board may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

3.9     Special meetings of the Board may be called by the chairman of the Board or the president and shall be called by the secretary on the written request of two directors. Notice of each special meeting of the Board shall be given to each director at least 24 hours before the time of the meeting.

3.10     Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

3.11     At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, unless otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.12     The Board, by resolution passed by a majority of the full Board, may from time to time designate a member or members of the Board to constitute committees, including an executive committee, which shall in each case consist of one or more directors and shall have and may exercise such powers, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.13     Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be.

3.14     Members of the Board or members of any committee designated by the Board may participate in and hold a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.15     By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

4.1     Any notice to directors or shareholders shall be in writing and shall be delivered personally, by electronic transmission (on consent of the director or shareholder) or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice by electronic transmission shall be deemed to be given at the time when the same is: (i) transmitted by facsimile number provided by the director or shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the director or shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the director or shareholder to the address provided by the director or shareholder for the purpose of alerting the director or shareholder of a posting; or (iv) communicated to the director or shareholder by any other form of electronic transmission consented to by the director or shareholder.

4.2     Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

5.1     The officers of the corporation shall include a president and a secretary. The Board may appoint such other officers and agents as it deems necessary or advisable, including, without limitation, a chief executive officer, a chairman of the Board, a vice chairman of the Board, a treasurer, one or more vice presidents (which may be designated executive vice presidents or senior vice presidents), and one or more assistant vice presidents, assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person. Each officer shall exercise such powers and perform such duties as provided hereinafter or as determined by the Board. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The chairman and vice chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a shareholder of the corporation.

5.2     The officers of the corporation shall be elected annually by the Board at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal, or until he or she shall cease to be a director in the case of the chairman and vice chairman.

5.3     Any officer or agent elected or appointed by the Board may be removed without cause by the affirmative vote of a majority of the Board whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.4     Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board for the unexpired portion of the term.

5.5     The salaries of all officers and agents of the corporation shall be fixed by the Board or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of also being a director.

5.6     The chairman of the Board (if such officer is appointed by the Board) shall preside at all meetings of the Board or of the shareholders of the corporation. In the chairman’s absence, such duties shall be attended to by the vice chairman of the Board (if such officer is appointed by the Board). The chairman shall formulate and submit to the Board or the executive committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board or the executive committee.

5.7     The chief executive officer (if such officer is appointed by the Board) shall, subject to the control of the Board, supervise and control the business and affairs of the corporation, and shall see that all orders and resolutions of the Board and the executive committee are carried into effect. The chief executive officer shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board. In the absence of the chairman of the Board or the vice chairman of the Board (if such officer is appointed by the Board), the chief executive officer shall preside at all meetings of the Board and of the shareholders. The chief executive officer may also preside at any such meeting attended by the chairman or vice chairman of the Board if he or she is so designated by the chairman, or in the chairman’s absence, by the vice chairman. The chief executive officer shall keep the Board and the executive committee fully informed and shall consult with them concerning the business of the corporation. The chief executive officer shall also perform such other duties as may be prescribed by the shareholders, the Board or the executive committee.

5.8     If no chief executive officer is appointed by the Board, the president shall be the chief executive officer of the corporation. Subject to the control of the Board and the chief executive officer (if such officer is appointed by the Board), the president shall in general supervise and control the business and affairs of the corporation. In the absence of the chairman of the Board, the vice chairman of the Board and the chief executive officer (if such officers are appointed by the Board), the president shall preside at all meetings of the Board and of the shareholders. The president may also preside at any such meeting attended by the chairman or vice chairman of the Board or the chief executive officer if he or she is so designated by the chairman, or in the chairman’s absence, by the vice chairman, or in the vice chairman’s absence, by the chief executive officer. Subject to the control of the chief executive officer (if such officer is appointed by the Board), the president shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board. The president shall keep the Board and the executive committee fully informed and shall consult with them concerning the business of the corporation. The president may sign with the secretary or any other officer of the corporation thereunto authorized by the Board, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. The president shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he or she shall perform all other duties normally incident to the office of president and such other duties as may be prescribed by the shareholders, the Board or the executive committee.

5.9     If one or more vice presidents are appointed by the Board, in the absence of the president, or in the event of his or her inability or refusal to act, the executive vice president (or in the event there shall be no vice president designated executive vice president, any vice president designated by the Board) shall perform the duties and exercise the powers of the president. Any vice president may sign, with the secretary or assistant secretary, certificates for shares of the corporation. The vice presidents shall perform such other duties as from time to time may be assigned to them by the president, the Board or the executive committee.

5.10     The secretary shall (a) keep the minutes of the meetings of the shareholders, the Board and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each shareholder which shall be furnished by such shareholder; (e) sign with the president, or an executive vice president or vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; and (g) in all duties normally incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president, the Board or the executive committee.

5.11     If a treasurer is appointed by the Board, the Board may require that the treasurer give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in the corporation’s banks, trust companies or other depositories; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board, at each annual meeting of the shareholders, and at such other times as may be required by the Board, the president or the executive committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president, the Board or the executive committee.

5.12     The assistant secretaries and assistant treasurers (if such officers are appointed by the Board) shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president, the Board or the executive committee. The assistant secretaries and assistant treasurers shall, in the absence of the secretary or treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The assistant secretaries may sign, with the president or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board. The assistant treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.1     The shares of the corporation shall be represented by certificates or may be uncertificated, as provided under Texas law. Any shares of the corporation represented by certificates shall be signed by the president or a vice president and the secretary or an assistant secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

6.2     The signatures of the president or vice president and the secretary or assistant secretary upon any certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

LOST CERTIFICATES

6.4     The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing the issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.5     Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate may be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the corporation.

6.6     Notwithstanding anything to the contrary in these Bylaws, the corporation shall not be required to issue a new certificate, or any certificate at all, if the corporation has determined that such shares shall be uncertificated.

CLOSING OF TRANSFER BOOKS

6.7     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

REGISTERED SHAREHOLDERS

6.8     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

LIST OF SHAREHOLDERS

6.9     The officer or agent having charge of the transfer books for shares shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

7.1     Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation’s own shares, subject to any provisions of the Articles of Incorporation.

7.2     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

7.3     All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

FISCAL YEAR

7.4     The fiscal year of the corporation shall be fixed by resolution of the Board.

7.5     The corporate seal shall be in such form as may be prescribed by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

BOOKS AND RECORDS

7.6     The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 8 of the Texas Business Organizations Code permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by Texas law. The corporation hereby elects to and does hereby indemnify the following persons to the fullest extent permitted or required by Texas law promptly upon request of any such person making a request for indemnity hereunder: (a) any person who is or was a director or officer of the corporation; (b) any person who while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and (c) any person who is not or was not a director or officer of the corporation but who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by Texas law and subject to the conditions thereof. If the Texas Business Organizations Code or any other applicable Texas statute is hereafter amended to authorize a corporation to further indemnify the above-described persons, the corporation shall, in addition to the indemnification provided herein, indemnify such persons to the fullest extent permitted or required under such amended act or statute. Any repeal or modification of this Article VIII by the directors or shareholders of the corporation shall be prospective only, and shall not adversely affect any indemnity obligation existing hereunder at the time of such repeal or modification.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

9.1         Unless the corporation consents in writing to the selection of an alternative forum, the Business Court in the Fourth Business Court Division of the State of Texas (the “Business Court”), or if the Business Court determines that it lacks jurisdiction, the United States District Court for the Western District of Texas, San Antonio Division (the “Federal Court”), or if the Federal Court determines that it lacks jurisdiction, the state district court of Comal County, Texas (the “State District Court”) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders; (iii) any action asserting a claim against the corporation or any director, officer or other employee of the corporation pursuant to any provision of the Articles of Incorporation or these Bylaws (as either may be amended from time to time) or the Texas Business Organizations Code; (iv) any other action asserting a claim against the corporation or any director, officer or other employee of the corporation constituting an “internal entity claim” under the Texas Business Organizations Code; and (v) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to (A) the provisions of this Article IX and (B) jurisdiction and venue in the Business Court (or the Federal Court or the State District Court, if applicable). Each shareholder irrevocably and unconditionally waives any right it may have to a trial by jury in any legal action, proceeding, cause of action or counterclaim concerning any internal entity claim and, to the fullest extent permitted by applicable law, in any other claim, action or proceeding against the corporation or any director, officer or other employee of the corporation. For the avoidance of doubt, this Section 9.1 shall not apply to any action or proceeding asserting a claim or cause of action against the corporation or any of its current or former officers or directors arising under the federal securities laws, including without limitation any claims under the Securities Act of 1933, as amended, the Exchange Act or any of the rules promulgated pursuant to any provision of the federal securities laws (collectively, the “Federal Securities Laws”).

9.2         Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the sole and exclusive forum for any action or proceeding asserting a claim or cause of action against the corporation or any of its current or former officers or directors arising under the Federal Securities Laws.

9.3         If any action within the scope of Section 9.1 is filed by or in the name of any party subject to Section 9.1 (a “Violating Party”) in violation of Section 9.1 (a “Violating Action”), the Violating Party shall be deemed to have consented to (A) the personal jurisdiction of Texas state and federal courts in connection with any action brought in any such court to enforce Section 9.1 and (B) having service of process made upon the Violating Party in any such action by service upon the Violating Party’s counsel in the Violating Action as agent for such shareholder.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by a majority of the whole Board at any regular or special meeting.